Exhibit 10.55

[Execution]

AMENDMENT NO. 15 TO AMENDED AND RESTATED LOAN AGREEMENT

This AMENDMENT NO. 15 TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated as of December 17, 2008, is entered into by and among Wise Alloys LLC, a Delaware limited liability company (“Alloys”), Wise Recycling, LLC, a Maryland limited liability company (“Recycling” and together with Alloys, each individually a “Borrower” and collectively, “Borrowers”), Wise Metals Group LLC, a Delaware limited liability company (“Group”), Wise Alloys Finance Corporation, a Delaware corporation (“Finance”), Listerhill Total Maintenance Center LLC, a Delaware limited liability company (“Listerhill”), Wise Warehousing, LLC, a Delaware limited liability company (“Warehousing”), Wise Recycling Texas, LLC, a Delaware limited liability company (“Recycling Texas”), Wise Recycling West, LLC, a Delaware limited liability company (“Recycling West” and together with Group, Finance, Listerhill, Warehousing and Recycling Texas, each individually a “Guarantor” and collectively, “Guarantors”), the lenders from time to time party thereto, and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, in its capacity as administrative agent (in such capacity, “Agent”) for Lenders (as hereinafter defined).

WITNESSETH:

WHEREAS, Agent and the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) have entered into financing arrangements with Borrowers pursuant to which Agent and Lenders have made and provided and hereafter may make and provide, upon certain terms and conditions, loans and advances and other financial accommodations to Borrowers as set forth in the Amended and Restated Loan Agreement, dated May 5, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Loan Agreement, dated as of June 30, 2004, Amendment No. 2 to Amended and Restated Loan Agreement, dated as of November 10, 2004, Amendment No. 3 and Waiver to Amended and Restated Loan Agreement, dated as of March 21, 2005, Amendment No. 4 to Amended and Restated Loan Agreement, dated as of October 31, 2005, Amendment No. 5 to Amended and Restated Loan Agreement, dated as of March 3, 2006, Amendment No. 6 to Amended and Restated Loan Agreement, dated as of March 31, 2006, Amendment No. 7 to Amended and Restated Loan Agreement, dated as of April 28, 2006, Amendment No. 8 to Amended and Restated Loan Agreement, dated as of June 12, 2006, Amendment No. 9 and Waiver to Amended and Restated Loan Agreement, dated as of August 4, 2006, Amendment No. 10 to Amended and Restated Loan Agreement, dated as of December 31, 2006, Amendment No. 11 to Amended and Restated Loan Agreement, dated as of July 31, 2007, Amendment No. 12 to Amended and Restated Loan Agreement, dated as of February 25, 2008, Amendment No. 13 and Waiver to Amended and Restated Loan Agreement, dated as of April 25, 2008, and Amendment No. 14 to Amended and Restated Loan Agreement, dated as of October 8, 2008 (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such requests, subject to the terms and conditions contained herein;

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 15” shall mean Amendment No. 15 to Amended and Restated Loan Agreement, dated as of December 17, 2008, among Agent, Lenders, Borrowers and Guarantors, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 15 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 15 shall have been satisfied or shall have been waived by Agent.

(iii) “Special Availability Reserve” shall mean the special Reserve which shall be established by Agent on the Amendment No. 15 Effective Date reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers in the amount of $20,000,000; provided, that, following the receipt by Agent, in form and substance satisfactory to Agent, of the Fiscal Year 2009 Projections (as defined in Amendment No. 15), the amount of such Reserve shall be reduced to $0 upon the effective date of an amendment to this Agreement, duly authorized, executed and delivered by Borrowers, Guarantors, Agent and the Required Lenders, providing for modifications to Section 9.17 hereof based on such Fiscal Year 2009 Projections.

(iv) “Tranche D Commitment” shall mean, at any time, as to each Tranche D Lender, the principal amount set forth next to such Tranche D Lender’s name on Schedule 1.27 hereto designated as the Tranche D Commitment of such Tranche D Lender or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Tranche D Lender became a Tranche D Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Tranche D Commitments”.

(v) “Tranche D Lenders” shall mean, collectively, the Lenders having a Tranche D Commitment or all or a portion of the Tranche D Loan owing to it; each sometimes being referred to herein individually as a “Tranche D Lender”; provided, that, each Tranche D Lender that is an Equity Affiliated Lender shall have no right whatsoever (a) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any of the other Financing Agreements, except as set forth in Sections 11.3(a)(i) through (viii) hereof, (b) to vote on any other matter related to this Agreement or any of the other Financing Agreements, except as set forth in Sections 11.3(a)(i) through (viii) hereof, (c) to require Agent or any Lender to undertake any action (or refrain from taking any action) with respect to this Agreement, any of the other Financing Agreements or the Collateral, or (d) to attend any meeting with Agent or any Lender or receive any information from Agent or any Lender to the extent that Agent determines that the attendance by such Tranche D Lender at such meeting or the receipt of such information by such Tranche D Lender either (i) could reasonably be expected to represent a conflict of interest between such Tranche D Lender in its capacity as a Lender and in its capacity as an Affiliate of any Borrower, Guarantor or Permitted Holder or (ii) could reasonably be expected to be adverse to the interests of Agent or any Lender (other than such Tranche D Lender); each sometimes being referred to herein individually as a “Tranche D Lender”.

(vi) “Tranche D Loan” shall mean the term loan in the principal amount of $50,000,000 made by Tranche D Lenders to Borrowers on the Amendment No. 15 Effective Date as set forth in Section 2.1(i) hereof.

(b) Amendments to Definitions.

(i) Adjusted Loan Limit. The definition of “Adjusted Loan Limit” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Adjusted Loan Limit’ shall mean, on any date, the amount equal to the lesser of (a) $228,000,000, (b) the amount of the aggregate Borrowing Bases of all Borrowers on such date and (c) the sum of (i) the amount of the Eligible Working Capital on such date, plus (ii) the amount of the Eligible Working Capital Variance on such date.”

(ii) Commitment. The definition of “Commitment” in Section 1.27 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.27 ‘Commitments’ shall mean, collectively, the Tranche A Commitments, the Tranche B Commitments, the Tranche C Commitments and the Tranche D Commitments; sometimes being individually referred to herein as a ‘Commitment’.”

(iii) Interest Rate. The definition of “Interest Rate” in Section 1.73 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.73 ‘Interest Rate’ shall mean:

(a) Subject to clause (b) of this definition below:

(i) as to Loans (other than the Tranche D Loan) which are Prime Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate;

(ii) as to Loans (other than the Tranche D Loan) which are Eurodollar Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect three (3) Business Days after the date of receipt by Agent of the request of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor); and

(iii) as to the Tranche D Loan, a rate equal to ten (10%) percent per annum.

(b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Loans (other than the Tranche D Loan) shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (other than the Tranche D Loan), without regard to the amount of EBITDA of Group and its Subsidiaries, plus two (2%) percent per annum, and the Interest Rate with respect to the Tranche D Loan shall mean the rate of twelve (12%) percent per annum, in each case at Agent’s option, without notice (i) either (A) for the period on and after the effective date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent in good faith, and (ii) on the Revolving Loans to any Borrower at any time outstanding in excess of the Borrowing Base of such Borrower or the Revolving Loan Limit of such Borrower (whether or not such excess(es) arise or are made with or without the knowledge or consent of Agent or any Lender and whether made before or after an Event of Default).”

(iv) Inventory Loan Limit. The definition of “Inventory Loan Limit” in Section 1.75 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.75 ‘Inventory Loan Limit’ shall mean, as to each Borrower, at any time, the amount equal to $150,000,000, minus the then outstanding principal amount of Revolving Loans to the other Borrowers (and including Letter of Credit Accommodations to the extent provided in the definition of the term Borrowing Base) based on Eligible Inventory.”

(v) Loans. The definition of “Loans” in Section 1.81 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Loans’ shall mean, collectively, the Tranche A Loans, the Tranche B Loans, the Tranche C Loan and the Tranche D Loan.”

(vi) Prime Rate. The definition of “Prime Rate” in Section 1.99 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.99 ‘Prime Rate’ shall mean, on any date, the greater of (a) the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank or (b) the Adjusted Eurodollar Rate for a one (1) month Interest Period on such date plus two (2%) percent.”

(vii) Pro Rata Share. The definition of “Pro Rata Share” in Section 1.101 of the Loan Agreement is hereby amended by deleting clause (d) of such definition in its entirety and replacing it with the following:

“(d) with respect to a Tranche D Lender’s obligation to make the Tranche D Loan and receive payments of interest, fees, and principal with respect thereto, the fraction (expressed as a percentage) the numerator of which is such Tranche D Lender’s Tranche D Commitment and the denominator of which is the aggregate amount of all of the Tranche D Commitments of the Tranche D Lenders, as adjusted from time to time in accordance with the provisions hereof; provided, that, if the Tranche D Commitments have been terminated, the numerator shall be the unpaid amount of the Tranche D Loan owing to such Tranche D Lender and the denominator shall be the aggregate unpaid amount of the Tranche D Loan; and

(e) with respect to all other matters (including, without limitation, Special Agent Advances and the indemnification obligations arising under Section 11.5 hereof), at any time as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender’s Commitment (provided, that, if the

Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Loans and its interest in Special Agent Advances and Letter of Credit Accommodations) and the denominator of which shall be the amount equal to the Commitments, as adjusted from time to time in accordance with the provisions hereof (provided, that, if the Commitments have been terminated, the denominator shall be the aggregate amount of all unpaid Loans, Special Agent Advances and Letter of Credit Accommodations).”

(viii) Required Lenders. The definition of “Required Lenders” in Section 1.113 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.113 ‘Required Lenders’ shall mean, at any time, those Lenders (other than Equity Affiliated Lenders, Tranche C Lenders and Tranche D Lenders) whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders (other than Equity Affiliated Lenders, Tranche C Lenders and Tranche D Lenders), or if the Commitments shall have been terminated or reduced to zero, Lenders (other than Equity Affiliated Lenders, Tranche C Lenders and Tranche D Lenders) to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations (other than Obligations in respect of the Tranche B Loans, the Tranche C Loan and the Tranche D Loan) are owing,”

(ix) Reserves. The definition of “Reserves” in Section 1.114 of the Loan Agreement is hereby amended by inserting the following immediately prior to the period at the end of the first sentence of such definition:

“or (e) to reflect the Special Availability Reserve”.

(x) Revolving Loan Limit. The definition of “Revolving Loan Limit” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Revolving Loan Limit’ shall mean, as to each Borrower, the amount equal to (a) the lesser of (i) $228,000,000 and (ii) the Eligible Working Capital minus (b) the then outstanding principal amount of the Revolving Loans and Letter of Credit Accommodations provided to the other Borrowers.”

(xi) Tranche B Loan Limit. The definition of “Tranche B Loan Limit” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Tranche B Loan Limit’ shall mean, as to each Borrower, the amount equal to $46,000,000, minus the then outstanding principal amount of the Tranche B Loans provided to the other Borrowers.”

(xii) Work-in-Process Sublimit. The definition of “Work-in-Process Sublimit” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Work-in-Process Sublimit’ shall mean, as to each Borrower, at any time, the amount equal to $65,000,000, minus the then outstanding principal amount of Revolving Loans to the other Borrowers (and including Letter of Credit Accommodations to the extent provided in the definition of the term Borrowing Base) based on Eligible Inventory consisting of work-in-process for finished goods.”

(c) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Loans.

(a) Sections 2.1(e) and 2.1(g) of the Loan Agreement are hereby amended by deleting each reference to “clause (d) of the definition of Pro Rata Share” and replacing it with “clause (e) of the definition of Pro Rata Share”.

(b) Section 2.l(f) of the Loan Agreement is hereby amended by deleting the reference to “34.532%” and replacing it with “20.175%”.

(c) Section 2.1 of the Loan Agreement is hereby amended by inserting the following new subsection (i) to the end of such Section:

“(i) Subject to and upon the terms and conditions contained herein, in Amendment No. 15 and in the other Financing Agreements, each Tranche D Lender agrees to fund a portion of the Tranche D Loan to or for the benefit of Borrowers on the Amendment No. 15 Effective Date in an amount equal to its Pro Rata Share of the aggregate original principal amount of $50,000,000. The Tranche D Loan (i) shall be repaid, together with interest and other amounts payable with respect thereto, in accordance with the provisions of this Agreement and the other Financing Agreements, (ii) shall be secured by all of the Collateral, and (iii) shall be subject to the Guarantees made by Borrowers and Guarantors in favor of Agent. Except for the making of the Tranche D Loan as set forth in this Section 2.1(i), Borrowers shall have no right to request from Tranche D Lenders, and Tranche D Lenders shall have no obligation to make, any additional loans or advances to Borrowers under this Section 2.1(i) after the Amendment No. 15 Effective Date and any repayments of the Tranche D Loan shall not be subject to any readvance to or reborrowing by Borrowers.”

3. Commitments. Section 2.3 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“2.3 Commitments. The aggregate amount of each Tranche A Lender’s Pro Rata Share of the Tranche A Loans and Letter of Credit Accommodations

shall not exceed the amount of such Tranche A Lender’s Tranche A Commitment, the aggregate amount of each Tranche B Lender’s Pro Rata Share of the Tranche B Loans shall not exceed the amount of such Tranche B Lender’s Tranche B Commitment, the aggregate amount of each Tranche C Lender’s Pro Rata Share of the Tranche C Loan shall not exceed the amount of such Tranche C Lender’s Tranche C Commitment, and the aggregate amount of each Tranche D Lender’s Pro Rata Share of the Tranche D Loan shall not exceed the amount of such Tranche D Lender’s Tranche D Commitment, as the same may from time to time be amended in accordance with the provisions hereof.”

4. Unused Line Fee. Section 3.2(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) Unused Line Fee. Borrowers shall pay to Agent, for the account of Tranche A Lenders and Tranche B Lenders, monthly an unused line fee at a rate equal to one-half (.50%) percent per annum calculated upon the amount by which $228,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.”

5. Payments. Section 6.4(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows (subject to the provisions of the Intercreditor Agreement): first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from any Borrower or Guarantor; second, to pay interest due in respect of any Loans (and including any Special Agent Advances); third to pay or prepay principal in respect of Special Agent Advances; fourth, to pay or prepay principal in respect of the Revolving Loans, whether or not then due, and to pay or prepay Obligations arising under or pursuant to any Hedge Agreements of a Borrower or Guarantor with an Affiliate of Agent (but as to any such Obligations arising under or pursuant to any Hedge Agreement, up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis; fifth, to pay or prepay principal in respect of the Tranche C Loan; sixth pay or prepay principal in respect of the Tranche D Loan; seventh, to pay or prepay any other Obligations (excluding Obligations arising under or pursuant to Hedge Agreements) whether or not then due, in such order and manner as Agent determines, and eighth, to pay or prepay any Obligations arising under or pursuant to Hedge Agreements (other than to the extent provided for above) on a pro rata basis. Notwithstanding anything to the contrary contained in the immediately prior sentence or any of the other provisions of this Agreement or any of the other Financing Agreements, upon and after the occurrence and during the continuance of a Triggering Event or any other time as Agent may elect when the aggregate outstanding principal amounts of the Tranche A Loans and the Tranche B Loans are not held ratably among the Tranche A Lenders and the Tranche B Lenders in accordance with their respective Pro Rata Shares (determined in accordance with the terms of clause (e) of the definition of Pro Rata Share based on the respective Tranche A Commitments of Tranche A Lenders and Tranche B Commitments of Tranche B Lenders or, if the Tranche A Commitments and Tranche B Commitments are terminated, based on the respective Tranche A Commitments of Tranche A Lenders and Tranche B Commitments of Tranche B Lenders in effect immediately preceding such termination), Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows (subject to the provisions of the Intercreditor Agreement): first, to pay any fees, indemnities or expense reimbursements then due to Agent and Collateral Agent from any Borrower or Guarantor; second, to pay any fees, indemnities or expense reimbursements then due to Tranche A Lenders and Tranche B Lenders from any Borrower or Guarantor; third, to pay interest due in respect of any Tranche A Loans and Tranche B Loans (and including any Special Agent Advances); fourth, to pay or prepay principal in respect of Special Agent Advances; fifth, to pay or prepay principal in respect of the Tranche A Loans or principal in respect of the Tranche B Loans, as applicable, in either case until the aggregate principal amount of the Tranche A Loans and the Tranche B Loans are outstanding ratably among the Tranche A Lenders and Tranche B Lenders in accordance with their respective Pro Rata Shares (determined in accordance with the terms of clause (e) of the definition of Pro Rata Share based on the respective Tranche A Commitments of Tranche A Lenders and Tranche B Commitments of Tranche B Lenders or, if the Tranche A Commitments and Tranche B Commitments are terminated, based on the respective Tranche A Commitments of Tranche A Lenders and Tranche B Commitments of Tranche B Lenders in effect immediately preceding such termination); sixth, to pay or prepay principal in respect of the Revolving Loans, whether or not then due, and to pay or prepay Obligations arising under or pursuant to any Hedge Agreements of a Borrower or Guarantor with an Affiliate of Agent (but as to any such Obligations arising under or pursuant to any Hedge Agreement, up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis; seventh, to pay any fees, indemnities and expense reimbursements then due to Tranche C Lenders from any Borrower or Guarantor; eighth, to pay interest due in respect of the Tranche C Loan; ninth, to pay or prepay principal in respect of the Tranche C Loan, whether or not then due; tenth, to pay any fees, indemnities and expense reimbursements then due to Tranche D Lenders from any Borrower or Guarantor; eleventh, to pay interest due in respect of the Tranche D Loan; twelfth, to pay or prepay principal in respect of the Tranche D Loan, whether or not then due; thirteenth, to pay or prepay any other Obligations (excluding Obligations arising under or pursuant to Hedge Agreements) whether or not then due, in such order and manner as Agent determines, on a pro rata basis; and fourteenth, to pay or prepay any Obligations arising under or pursuant to Hedge Agreements (other than to the extent provided for above) on a pro rata basis. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Administrative Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.”

6. Pro Rata Treatment. Section 6.8 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“6.8 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Tranche A Loans shall be made among the Tranche A Lenders based on their respective Pro Rata Shares as to the Tranche A Loans, (b) the making and conversion of Tranche B Loans shall be made among the Tranche B Lenders based on their respective Pro Rata Shares as to the Tranche B Loans, (c) the making and conversion of the Tranche C Loan shall be made among the Tranche C Lenders based on their respective Pro Rata Shares as to the Tranche C Loan, (d) the making of the Tranche D Loan shall be made among the Tranche D Lenders based on their respective Pro Rata Shares as to the Tranche D Loan, (e) each payment on account of any Obligations to or for the account of one or more of Tranche A Lenders in respect of any Obligations due on a particular day shall be allocated among the Tranche A Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly, (f) each payment on account of any Obligations to or for the account of one or more of Tranche B Lenders in respect of any Obligations due on a particular day shall be allocated among the Tranche B Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly, (g) each payment on account of any Obligations to or for the account of one or more of Tranche C Lenders in respect of any Obligations due on a particular day shall be allocated among the Tranche C Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly, and (h) each payment on account of any Obligations to or for the account of one or more of Tranche D Lenders in respect of any Obligations due on a particular day shall be allocated among the Tranche D Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.”

7. Sale of Assets, Consolidation, Merger, Dissolution, Etc. In connection with the issuance and sale by Group of its Capital Stock to ERSA and TRSA on or about the Amendment No. 15 Effective Date, Agent and Lenders hereby waive the ten (10) Business Days’ prior written notice requirement set forth in Section 9.7(b)(ii)(A) of the Loan Agreement, provided, that, all of the other conditions precedent set forth in Section 9.7(b)(ii) of the Loan Agreement have been satisfied in connection with such issuance and sale.

8. Transactions with Affiliates. Section 9.12(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except (i) any such transaction in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person and (ii) the issuance and sale by Group of its Capital Stock to ERSA and TRSA on or about the Amendment No. 15 Effective Date;”

9. Minimum EBITDA. Section 9.17 of the Loan Agreement is hereby amended by deleting the reference to “October 1, 2008 through November 30,2008 — $4,500,000” and replacing it with the following:

“October 1, 2008 through November 30, 2008 — Not Applicable”.

10. Successor Agent. Section 12.13 of the Loan Agreement is hereby amended by deleting the second sentence from such Section in its entirety and replacing it with the following:

“If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders (other than an Equity Affiliated Lender, a Tranche C Lender or a Tranche D Lender) a successor agent for Lenders.”

11. Temporary Waiver of Events of Default.

(a) Subject to the terms and conditions set forth herein, Agent and Lenders hereby temporarily waive the Event of Default under Section 10.1(a)(iii) of the Loan Agreement arising from the failure of Borrowers and Guarantors to comply with the terms of Section 9.6(a)(ii) of the Loan Agreement with respect to the fiscal quarter ending on or about September 30, 2008 and the Event of Default under Section 10.1(a)(iii) of the Loan Agreement arising from the failure of Borrowers and Guarantors to comply with the terms of Section 9.6(a)(i) of the Loan Agreement with respect to the fiscal month ending on or about October 31, 2008 (the “Acknowledged Events of Default”); provided, that, this waiver shall expire and cease to be effective in the event that Borrowers and Guarantors fail to comply, on or before December 31, 2008, with the terms of Sections 9.6(a)(i) and (ii) of the Loan Agreement with respect to such fiscal quarter and month, respectively.

(b) Agent and Lenders have not waived, are not by this Amendment waiving, and have no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Acknowledged Events of Default or otherwise), other than the Acknowledged Events of Default. The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent or any Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

12. Schedules to Loan Agreement. After giving effect to the change in the Commitments and the making of the Tranche D Loan on the Amendment No. 15 Effective Date as provided for herein, Schedule 1.27 to the Loan Agreement shall be deemed amended by deleting such Schedule in its entirety and replacing it with the Schedule attached hereto as Schedule 1.

13. Additional Representations, Warranties and Covenants. Borrowers and Guarantors, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrowers:

(a) Within thirty (30) days following the Amendment No. 15 Effective Date, Borrowers shall deliver or cause to be delivered to Agent projected financial statements for Group and its Subsidiaries for the fiscal year ending December 31, 2009 (including forecasted balance sheets, statements of income and loss, statements of cash flow, and the projected Borrowing Base and Excess Availability), in reasonable detail and in a format consistent with the projections delivered by Borrowers to Agent prior to the date hereof, together with such supporting information as Agent may reasonably request, which projections shall have been prepared on the basis of the assumptions set forth therein which Borrowers and Guarantors believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions and using such methodology as is consistent with the most recent financial statements delivered to Agent pursuant to Section 9.6 of the Loan Agreement (the “Fiscal Year 2009 Projections”).

(b) This Amendment and the other Financing Agreements executed and/or delivered by any Borrower or Guarantor in connection herewith (together with this Amendment, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers and Guarantors contained herein or therein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) As of the date hereof, all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(d) Neither the execution, delivery and performance of this Amendment or any other Amendment Document, nor the consummation of any of the transactions contemplated herein or therein (i) are in contravention of law or any indenture, agreement or undertaking (including the Indenture) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, or (ii) violates any provision of the Certificate of Incorporation, Certificate of Formation, Operating Agreement, By-Laws or other governing documents of any Borrower or Guarantor.

(e) After giving effect to the change in the Commitments and the making of the Tranche D Loan on the Amendment No. 15 Effective Date as provided for herein, the Indebtedness under the Loan Agreement continues to constitute “Permitted Indebtedness” under (and as defined in) the Indenture.

(f) As of the date of this Amendment and after giving effect hereto, no Default or Event of Default exists or has occurred and is continuing.

14. Conditions Precedent. The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and all Lenders;

(b) Agent shall have received, in form and substance satisfactory to Agent, an opinion letter of counsel to Borrowers and Guarantors with respect to this Amendment and such other matters as Agent may request (including, without limitation, an opinion as to no conflicts with other Indebtedness);

(c) Agent shall have received, in form and substance satisfactory to Agent, a certificate of the Chief Financial Officer of Administrative Borrower certifying, among other things, that: (i) after giving effect to the change in the Commitments and the making of the Tranche D Loan on the Amendment No. 15 Effective Date as provided for herein, the Indebtedness under the Loan Agreement shall continue to be “Permitted Indebtedness” for all purposes under the Indenture, and (ii) after giving effect to the modifications set forth herein, the performance of the terms and conditions of the Loan Agreement and the other Financing Agreements and the incurrence of Obligations by Borrowers and Guarantors thereunder (A) are within each Borrower’s and Guarantor’s corporate or limited liability company powers, (B) have been duly authorized by each Borrower and Guarantor, (C) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, by laws, operating agreement or other organizational documentation, or any indenture (including the Indenture), agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, and (D) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, other than the liens in favor of Agent;

(d) all representations and warranties contained herein, in the Loan Agreement and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect hereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(e) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms of this Amendment, the Loan Agreement or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

(f) as of the date of this Amendment and after giving effect to the temporary waiver of the Acknowledged Events of Default granted herein, no Default or Event of Default shall exist or shall have occurred and be continuing.

15. Effect of this Amendment; Entire Agreement. Except as expressly set forth herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Amendment and any instruments or documents delivered or to be delivered in connection herewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

16. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

17. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law) but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

18. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

19. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

20. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier or other electronic method of transmission with the same force and effect as if it were a manually executed and delivered counterpart.

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IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused this Amendment to be duly executed as of the day and year first above written.

AGENT AND LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent and as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:	Robert Anchundia
Title:	Vice President

WELLS FARGO FOOTHILL, LLC, as a Lender

By:
Name:	Matt Harbour
Title:	Vice President

BURDALE FINANCIAL LIMITED, as a Lender

By:
Name:	Antimo Barbieri
Title:	Senior Vice President

By:
Name:	Phillip R. Webb
Title:	Director

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

THE EMPLOYEES’ RETIREMENT SYSTEM OF ALABAMA, as a Lender

By:
Name:	Dr. David G. Bronner
Title:	Chief Executive Officer

THE TEACHERS’ RETIREMENT SYSTEM OF ALABAMA, as a Lender

By:
Name:	Dr. David G. Bronner
Title:	Chief Executive Officer

BALL METAL BEVERAGE CONTAINER CORP., as a Lender

By:
Name:
Title:

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BORROWERS AND GUARANTORS

WISE ALLOYS LLC

By:
Name:	Danny Mendelson
Title:	Executive Vice President

WISE RECYCLING, LLC

By:
Name:	Danny Mendelson
Title:	Executive Vice President

WISE METALS GROUP, LLC

By:
Name:	Danny Mendelson
Title:	Executive Vice President

WISE ALLOYS FINANCE CORPORATION

By:
Name:	Danny Mendelson
Title:	Executive Vice President

LISTERHILL TOTAL MAINTENANCE CENTER LLC

By:
Name:	Danny Mendelson
Title:	Executive Vice President

WISE RECYCLING TEXAS, LLC

By:
Name:	Danny Mendelson
Title:	Executive Vice President

WISE WAREHOUSING, LLC

By:
Name:	Garrison Curtis
Title:	President

WISE RECYCLING WEST, LLC

By:
Name:	Garrison Curtis
Title:	President

SCHEDULE 1

TO

AMENDMENT NO. 15

TO

AMENDED AND RESTATED LOAN AGREEMENT

SCHEDULE 1.27

TO

AMENDED AND RESTATED LOAN AGREEMENT

Commitments

Lender	Tranche A	Tranche B	Tranche C	Tranche D	Total
	Commitments	Commitments	Commitment	Commitment	Commitments
Wachovia Bank, National	$50,000,000	$0	$0	$0	$50,000,000
Association
Bank of America, N.A.	$75,000,000	$0	$0	$0	$75,000,000
Wells Fargo Foothill,	$30,000,000	$0	$0	$0	$30,000,000
LLC
Burdale Financial Limited	$27,000,000	$0	$0	$0	$27,000,000
The Employees'	$0	$15,180,000	$0	$16,500,000	$31,680,000
Retirement System of
Alabama
The Teachers' Retirement	$0	$30,820,000	$0	$33,500,000	$64,320,000
System of Alabama
Ball Metal Beverage	$0	$0	$22,000,000	$0	$22,000,000
Container Corp.
	—
TOTAL:	$182,000,000	$46,000,000	$22,000,000	$50,000,000	$300,000,000